Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Growth Series (Invesco Growth Series):

We consent to the use of our report dated November 21, 2018 on the financial statements of Oppenheimer Master Event-Linked Bond Fund, LLC, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
January 27, 2020